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                                                                    EXHIBIT 21.1

                                 SUBSIDIARIES OF
                         FLOW INTERNATIONAL CORPORATION


                                                 State or other Jurisdiction of
     Subsidiary                                  Incorporation or Organization
     ----------                                  ------------------------------

Rampart Waterblast, Inc.                                      Florida
Spider Staging Corporation                                  Washington
Spider Staging Corporation                               British Columbia
Flow International Sales Corporation                           Guam
Flow Europe, GmbH                                             Germany
Flow Asia Corporation                                         Taiwan
Flow Holdings, N.V.                                           Belgium
Power Climber, N.V.                                           Belgium
Power Climber, Inc.                                         California
Astro Hoist, Inc.                                           California
Scaffold Climber, Inc.                                      California
Suspended Scaffold  Systems, Inc.                           California
Power Operated Staging, Inc.                                California
Flow Japan                                                     Japan
CEM-FLOW                                                      France
Dynovation, Inc.                                              Ontario